UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 14, 2017

Date of Report (Date of earliest event reported)

CRESTWOOD EQUITY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 2550

Houston, TX 77002

(Address of principal executive office) (Zip Code)

(832) 519-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On March 14, 2017, Crestwood Midstream Partners LP (the “Partnership”), a wholly owned subsidiary of Crestwood Equity Partners LP, and Crestwood Midstream Finance Corp. (“Finance Corp” and together with the Partnership, the “Issuers”) issued $500.0 million aggregate principal amount of 5.75% Senior Notes due 2025 (the “2025 Notes”), which will mature on April 1, 2025, pursuant to an Indenture dated as of March 14, 2017, among the Issuers, the guarantors party thereto (the “Guarantors” and together with the Issuers, the “Crestwood Entities”) and U.S. Bank National Association, as trustee (the “Indenture”).

Interest on the 2025 Notes will be payable in cash on April 1 and October 1 of each year, beginning on October 1, 2017. Interest on the 2025 Notes will accrue from March 14, 2017.

The Partnership used the net proceeds from the notes offering (the “Offering”), together with borrowings under its revolving credit facility, to fund two concurrent cash tender offers (the “Tender Offers”) to purchase any and all of its outstanding 6.0% Senior Notes due 2020 (the “2020 Notes”) and 6.125% Senior Notes due 2022 (the “2022 Notes” and together with the 2020 Notes, the “Tender Notes”). The Tender Offers were made pursuant to an Offer to Purchase dated March 7, 2017.

The description of the Indenture above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On March 14, 2017, the Crestwood Entities and J.P. Morgan Securities LLC, as representative of the initial purchasers, entered into a registration rights agreement with respect to the 2025 Notes (the “Registration Rights Agreement”). In the Registration Rights Agreement, the Crestwood Entities have agreed that they will (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the 2025 Notes for new notes guaranteed by the guarantors on a senior unsecured basis, with terms substantially identical in all material respects to the 2025 Notes, and (ii) use their commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933, as amended.

The Crestwood Entities have agreed to use their commercially reasonable efforts to cause the exchange offer to be consummated or, if required, to have one or more shelf registration statements declared effective, within 360 days after the issue date of the 2025 Notes. If the Crestwood Entities fail to satisfy this obligation (a “registration default”), the annual interest rate on the 2025 Notes will increase by 0.25%. The annual interest rate on the 2025 Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per year over the applicable interest rate listed in the Indenture. If the registration default is corrected, the applicable interest rate will revert to the original level.

If the Crestwood Entities must pay additional interest, they will pay it to the noteholders in cash on the same dates that the Issuers make other interest payments on the 2025 Notes, until the registration default is corrected.

The description of the Registration Rights Agreement above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

The Partnership’s previously announced Tender Offers for any and all of its Tender Notes expired at 5:00 p.m. New York City time on March 13, 2017. A copy of the Partnership’s press release announcing the expiration and results of the Tender Offers is attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 in its entirety. Proceeds from the Offering, together with borrowings under the Partnership’s revolving credit facility, were used to settle the Tender Offers on March 14, 2017.

In connection with the settlement of the Tender Offers, the Partnership has determined to redeem all of its Tender Notes that remain outstanding after the expiration of the Tender Offers. The 2020 Notes will be redeemed on April 13, 2017 at a redemption price equal to 103.000% of the principal amount thereof, plus accrued and unpaid interest to the redemption date. The 2022 Notes will be redeemed on March 29, 2017 at a redemption price equal to 104.594% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of March 14, 2017, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee

4.2	Form of 5.75% Senior Note due 2025 (included in Exhibit 4.1)

4.3	Registration Rights Agreement, dated as of March 14, 2017, by and among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the guarantors named therein and J.P. Morgan Securities LLC, as representative of the several initial purchasers, with respect to the 5.75% Senior Notes due 2025

99.1	Press Release related to the expiration and results of the Tender Offers dated March 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

By:	Crestwood Equity GP LLC,
its General Partner

By:	/s/ Robert T. Halpin
Robert T. Halpin
Senior Vice President and Chief Financial Officer

Dated: March 15, 2017

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of March 14, 2017, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the guarantors named therein and U.S. Bank National Association, as trustee

4.2	Form of 5.75% Senior Note due 2025 (included in Exhibit 4.1)

4.3	Registration Rights Agreement, dated as of March 14, 2017, by and among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the guarantors named therein and J.P. Morgan Securities LLC, as representative of the several initial purchasers, with respect to the 5.75% Senior Notes due 2025

99.1	Press Release related to the expiration and results of the Tender Offers dated March 14, 2017